Exhibit 23.3

CONSENT OF INDEPENDENT AUDITORS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated February 12, 2003 relating to the financial statements and financial statement schedule, which appears in Puget Energy, Inc.’s and Puget Sound Energy Inc.’s Annual Report on Form 10-K for the year ended December 31, 2002. We also consent to the references to us under the headings “Experts” in such Registration Statement.

/S/    PRICEWATERHOUSECOOPERS LLP

Seattle, Washington

July 7, 2003